EXHIBIT 99.1

Media Relations:	Investor Relations:
Pilar Barrigas	Mitch Haws
(949) 231-3061	(949) 231-3223

Skyworks Promotes Steven C. Machuga to
Vice President, Worldwide Operations

IRVINE, Calif., Feb. 3, 2017 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors connecting people, places and things, today announced that Steven C. Machuga has been promoted to vice president of worldwide operations for Skyworks. Machuga has been with the Company since 1999 and most recently served as Skyworks’ vice president of external manufacturing and operations engineering. During his years at Skyworks, he has held positions of increasing responsibility in process and product development, operations strategy and execution. Prior to joining Skyworks, Machuga worked for Motorola in various semiconductor engineering and manufacturing management roles. Machuga holds a master’s degree in chemical engineering from University of Minnesota, Twin Cities and bachelor’s degrees in chemical engineering and materials science from the University of Connecticut.
    “Steve has been a tremendous asset to Skyworks. We are excited to further leverage his skillsets and capabilities as the value for our solutions continues to expand across mobile and Internet of Things ecosystems,” said Liam K. Griffin, president and chief executive officer of Skyworks.  “His extensive manufacturing background coupled with deep process knowledge will be invaluable in taking Skyworks to the next level of operational efficiency.”
        Bruce Freyman, who has been leading Skyworks’ worldwide operations since 2005, is retiring and will serve in an advisory role for a transitional period. “We are grateful for Bruce’s leadership and dedication, particularly as we expanded our global operational footprint, achieved world-class manufacturing yields and reduced cycle times. The Skyworks family wishes Bruce well in his retirement,” said Griffin.

About Skyworks
Skyworks Solutions, Inc. is empowering the wireless networking revolution.  Our highly innovative analog semiconductors are connecting people, places and things spanning a number of new and previously unimagined applications within the automotive, broadband, cellular infrastructure, connected home, industrial, medical, military, smartphone, tablet and wearable markets.

Skyworks is a global company with engineering, marketing, operations, sales and support facilities located throughout Asia, Europe and North America and is a member of the S&P 500® and Nasdaq-100® market indices (NASDAQ: SWKS).  For more information, please visit Skyworks’ website at: www.skyworksinc.com.
Safe Harbor Statement
Any forward-looking statements contained in this press release are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include without limitation information relating to future events, results and expectations of Skyworks. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “forecasts,” “intends,” “believes,” “plans,” “may,” “will,” or “continue,” and similar expressions and variations (or negatives) of these words.
Actual events and/or results may differ materially and adversely from such forward-looking statements as a result of certain risks and uncertainties including, but not limited to, our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans and other risks and uncertainties identified in the "Risk Factors" section of Skyworks' most recent Annual Report on Form 10-K (and/or Quarterly Report on Form 10-Q) as filed with the Securities and Exchange Commission (“SEC”). Copies of Skyworks' SEC filings can be obtained, free of charge, on Skyworks' website (www.skyworksinc.com) or at the SEC's website (www.sec.gov). Any forward-looking statements contained in this press release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.